Exhibit 23.6

9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729-1106 512-249-7000	PETROLEUM CONSULTANTS 306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
October 18, 2011

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Gentlemen:
As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Magnum Hunter Resources Corporation and any amendment thereof, and in the related prospectus, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2010. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption “Experts”.
Very truly yours,
W. Todd Brooker, P.E
Vice President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm (F-693)